UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2018

OWC Pharmaceutical Research Corp.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

2 Ben Gurion Street, Ramat Gan, Israel	4514760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 972 (72)-260-8004

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2018, OWC Pharmaceutical Research Corp. (the “Registrant”) entered into and consummated a Securities Purchase Agreement (the “Agreement”) with a non-US-based institutional investor (the “Purchaser”).   Under the terms and conditions of the Agreement, the Registrant sold and the Purchaser bought, (i) 500 shares of the Registrant’s new series of preferred stock designated as Series A Preferred Stock (the “Preferred Shares”), which are currently convertible into 37,500,000 shares of the Registrant’s common stock, par value $0.00001 per share (“Common Stock”) and (ii) Warrants (the “Warrants”) representing the right to acquire 12,500,000 shares of Common Stock (each of which shall be adjusted in accordance with the terms and conditions set forth in the Certificate of Designations and the Warrants) for an aggregate purchase price of $5,000,000. Newbridge Securities Corporation, through LifeTech Capital, acted as exclusive placement agent for the transaction. The Registrant paid Newbridge a cash fee and issued to them warrants to purchase 2.5 million shares of Common Stock.

The terms of each the Preferred Stock and Warrants provide for anti-dilution protection for issuances of shares of Common Stock at a price per share less than a price equal to the conversion price or exercise price, as applicable and, that in the event of a “fundamental transaction” (as described in the Warrants), the investor will have the right to receive the value of the Warrant as determined in accordance with the Black Scholes option pricing model.

In connection with the Agreement, the Registrant and Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Registrant has agreed to, among other things, use its commercially reasonable best efforts to prepare and file with the United States Securities and Exchange Commission within sixty (60) days a registration statement covering the shares of Common Stock underlying the Preferred Stock and the Warrants.

The foregoing descriptions of the Agreement, the Warrants and the Registration Rights Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Agreement, Registration Rights Agreement and Warrants. The Form of Warrant, Registration Rights Agreement and form of the Agreement are attached hereto as Exhibits 4.1, 4.2 and 10.1 and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On April 30, 2018, the Registrant, in connection with the Purchase Agreement, filed a Certificate of Designations with respect to its Series A Preferred Stock (the “Certificate of Designations”). The Company authorized 1,000 shares of its newly designated Series A Preferred Stock, par value $0.00001 per share (the “Preferred Shares”).

Each Holder of Preferred Shares is entitled to receive dividends on each Preferred Share, payable quarterly on March 31, June 30, September 30, and December 31, commencing June 30, 2018 (which shall be pro-rated), (the “Dividend Payment Date”), in an amount equal to five percent (5%) per annum of the Stated Value ($10,000.00 per Preferred Share) of each Preferred Share and which shall be cumulative. The dividends are due and payable in cash or freely tradable common stock of the Registrant in the sole discretion of the Registrant provided, however, that the Registrant may only elect to pay such a dividend in shares of Common Stock if, at the time such dividend is declared, the Registrant is in full compliance with all of the Equity Conditions as defined in the Certificate of Designations. In the event the Registrant properly elects to pay a dividend in shares of Common Stock, the number of shares of Common Stock issuable for each Preferred Share shall be equal to: (i) five percent (5%) of the Conversion Value (as defined in the Certificate of Designations) of such Preferred Share divided by (ii) an amount equal to (A) 85% of the quotient determined by dividing (x) the sum of the three (3) lowest closing prices of the Common Stock during the period beginning five (5) trading days prior to the Dividend Payment Date and ending three (3) trading days after the shares of Common Stock are received into the holder of Preferred Shares brokerage account and fully cleared for trading, by (y) three (3), minus (B) $0.01.

Each share of the Preferred Stock will have a liquidation preference of 120% of the Stated Value (as such term is defined in the Certificate of Designations) of a Preferred Share plus accrued but unpaid dividends and is convertible into shares of the Registrant’s Common Stock upon the terms and conditions set forth in the Certificate of Designations.

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The Registrant must redeem half the outstanding shares of Preferred Shares beginning 270 days after the closing of the Purchase Agreement in an amount equal to 110% of the Stated Value in cash or Common Stock upon the terms and conditions set forth in the Certificate of Designations. The Registrant must also redeem the Preferred Shares upon any Bankruptcy Triggering Event (as such term is defined in the Certificate of Designations) in an amount set forth in the Certificate of Designations. The Certificate of Designations provides for other redemption rights as well.

Holders of Preferred Shares and the holders of shares of Common Stock will vote on all matters requiring a vote of the shareholders of the Registrant as a single class. Subject to the terms and conditions set forth in the Certificate of Designations, each Holder will be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s Preferred Shares would be convertible using the record date for determining the stockholders of the Registrant eligible to vote on such matters as the date as of which the conversion price is calculated. Notwithstanding the foregoing, the holders of Preferred Shares will also be entitled to vote as a separate class on specific matters or upon the occurrence of certain events as governed by Delaware law.

The foregoing summary of the Certificate of Designation is not complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2018, the Registrant filed the Certificate of Designations with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations of the Preferred Shares. The Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing. A copy of the Certificate of Designations is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
3.1	Certificate of Designation of Series A Preferred Stock.

4.1	Form of Common Stock Purchase Warrant.

4.2	Registration Rights Agreement dated April 30, 2018.

10.1	Form of Securities Purchase Agreement dated April 30, 2018, by and between the Registrant and the Purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWC PHARMACEUTICAL RESEARCH CORP.

By:	/s/ Mordechai Bignitz
Name:	Mordechai Bignitz
Title:	Chief Executive Officer

Dated: May 03, 2018

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EXHIBIT INDEX

Exhibit No.	Document
3.1	Certificate of Designation of Series A Preferred Stock.

4.1	Form of Common Stock Purchase Warrant.

4.2	Registration Rights Agreement dated April 30, 2018.

10.1	Form of Securities Purchase Agreement dated April 30, 2018, by and between the Registrant and the Purchaser.

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